                                                                   EXHIBIT 99.75

                                                                  EXECUTION COPY


                              STOCKHOLDER AGREEMENT

                  This Stockholder Agreement (this "Agreement") is made and entered into as of October 28, 2001, by and among The Samburu Warrior Revocable Trust, created by that certain Trust Instrument establishing The Samburu Warrior Revocable Trust, Charles W. Ergen, Trustee, dated December 22, 2000 (the "Trust"), Charles W. Ergen, an individual having a business address at c/o EchoStar Communications Corporation, 5701 S. Sata Fe Drive, Littleton, Colorado 80120 ("Ergen", together with the Trust, the "Stockholders" and each a "Stockholder"), General Motors Corporation, a Delaware corporation ("GM") and Hughes Electronics Corporation, a Delaware corporation (together with any successor thereto, as further defined below, the "Company").

                  WHEREAS, the Company, a wholly owned subsidiary of GM, and EchoStar Communications Corporation, a Nevada corporation ("EchoStar"), desire to combine the business of the Company with the business of EchoStar, following the separation of the Company from GM, pursuant to a merger of EchoStar with and into the Company, with the Company as the surviving corporation (the "Merger"), as contemplated by the Merger Agreement (as defined below); and

                  WHEREAS, the Merger will occur pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into by and among the Company and EchoStar concurrently with the execution and delivery of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Section 1.1. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

                  (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (b) "Amended and Restated Bylaws" shall mean the Amended and Restated Bylaws of the Company, as in effect at the Merger Effective Time and, thereafter, as amended and restated from time to time.


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                  (c) "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as in effect at the Merger Effective Time and, thereafter, as amended from time to time.

                  (d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  (e) "Company" shall mean Hughes Electronics Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its business and assets, including without limitation, the surviving corporation of the Merger.

                  (f) "Equity Securities" shall mean any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of capital stock, membership interests or equivalent ownership interests in or issued by the Company.

                  (g) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (h) "Merger Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

                  (i) "Person" means and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a governmental or regulatory body or any department, instrumentality or agency thereof, and any court.

                  (j) "Second Anniversary" shall mean the date that is the second anniversary of the Merger Effective Time.

                  (k) "Tax Related Party" shall mean (i) any Person related to any Stockholder within the meaning of Section 267(b) or Section 707(b)(1) of the Code and (ii) any Person acting as agent for or at the behest of any Stockholder or any Person described in clause (i) hereof; provided, however that for purposes of this definition Section 267(c)(3) of the Code shall only be applicable to a partnership in which a Stockholder is a partner if such Stockholder owns five percent (5%) or more of the capital interest, or the profits interest, of such partnership.



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                                   ARTICLE 2

                             [Intentionally Omitted]

                                   ARTICLE 3

                          RESTRICTIONS ON ACQUISITIONS

                  Section 3.1. Certain Restrictions on the Purchase of Shares. From the date of this Agreement until the first day after the Second Anniversary, Stockholders agree that each Stockholder shall not, and shall not permit any of its Tax Related Parties to, directly or indirectly, enter into any transaction or series of transactions pursuant to which any Stockholder or any of its Tax Related Parties (i) would acquire, directly or indirectly as determined for purposes of Section 355(e) of the Code, any Equity Securities or any rights, warrants or options to acquire, or securities convertible into or exchangeable for, any such Equity Securities or (ii) would acquire, directly or indirectly, as determined for purposes of Section 355(e) of the Code, (x) any interest in any Equity Securities, (y) any instrument that is treated, for purposes of Section 355(e) of the Code, as an option to acquire any interest in any Equity Securities or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to Equity Securities, or enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any such transaction. Notwithstanding the foregoing, a Stockholder shall be permitted to acquire ownership of Equity Securities directly from the Company, including options to acquire Equity Securities issued to such Stockholder by the Company in compensatory arrangements that comply with the applicable safe harbor for purposes of Section 355(e) of the Code and the regulations thereunder.

                  Section 3.2. Restriction on Acquisition of GM Class H Common Stock and GM $1-2/3 Common Stock. From the date of this Agreement until the Merger Effective Time, Stockholders agree that each Stockholder shall not, and shall not permit any of its Tax Related Parties to, acquire, directly or indirectly, as determined for purposes of Section 355(e) of the Code, (x) any interest in shares of GM's Class H common stock, par value $0.10 per share ("GM Class H Common Stock") or GM's common stock, par value $1-2/3 per share ("GM $1-2/3 Common Stock"), (y) any instrument that is treated, for purposes of
Section 355(e) of the Code, as an option to acquire any interest in any shares of GM Class H Common Stock or GM $1-2/3 Common Stock or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to GM Class H Common Stock or GM $1-2/3 Common Stock, or enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any such acquisition.

                  Section 3.3. Non-Permitted Transfers. Any attempted acquisition of Equity Securities other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such attempted acquisition and shall not reflect on its records any change in record ownership of any Equity Securities pursuant to any such attempted acquisition.



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                  Section 3.4. The Ruling Request. Stockholders shall cooperate fully with GM in the preparation of the Ruling Request (as defined in the Implementation Agreement by and among GM, the Company and EchoStar, dated as of October 28, 2001 (the "Implementation Agreement")) and any other IRS Submissions (as defined in the Implementation Agreement) and shall provide GM with such representations and warranties and such covenants as may be requested by the IRS (as defined in the Implementation Agreement) or reasonably requested by GM in connection with the Ruling Request or any other IRS Submission.

                  Section 3.5. Non-Permitted Actions. Stockholders agree that each Stockholder shall not, and shall not permit any of its Tax Related Parties to, take any action in its capacity as a stockholder of the Company (including, without limitation, voting for, or consenting to, a corporate action) to amend any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment would (i) adversely affect the computation of "tainted" shares for purposes of Section 355(e) of the Code or
(ii) cause the failure of the Tax-Free Status of the Spin-Off. (as defined in the Implementation Agreement). Each Stockholder will not enter into a plan or arrangement (within the meaning of Section 355(e) of the Code) with any of its partners in any partnership in which such Stockholder holds less than five percent (5%) of the capital interests and profit interests to acquire directly or indirectly any Equity Securities.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1. Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to the Company and GM as follows:

                  (a) Due Authorization and Execution. Stockholder has full legal power and authority to execute this agreement and to undertake and perform the obligations required of it hereunder. The execution and delivery of this Agreement by Stockholder has been duly authorized by all necessary action on behalf of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. No consent, waiver, approval or authorization of, or declaration or filing with, or notification to any third party or governmental authority is required on the part of Stockholder in connection with the execution and delivery of this Agreement or the compliance by Stockholder with any of the provisions hereof.

                  (c) Ownership of GM Class H Common Stock and GM $1-2/3 Common Stock. Except for 195,000 shares of GM Class H Common Stock and 2,000



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shares of GM $1-2/3 Common Stock, neither Stockholders nor any of their respective Tax Related Parties own, directly or indirectly as determined for purposes of Section 355(e) of the Code, (x) any interest in shares of GM Class H Common Stock or GM $1-2/3 Common Stock, (y) any instrument that is treated, for purposes of Section 355(e) of the Code, as an option to acquire any interest in any shares of GM Class H Common Stock or GM $1-2/3 Common Stock or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to GM Class H Common Stock or GM $1-2/3 Common Stock, or has entered into any agreement, understanding or arrangement or any substantial negotiations with respect to any such ownership.

                  (d) Trust Instrument. The Trust is a valid trust created by a trust instrument dated December 22, 2000, a true and correct copy of which is attached as Attachment A hereto (except for the redaction of personal information that is not pertinent for purposes of this Agreement), and such trust instrument has not been amended, modified, revoked or terminated since the date of its creation.

                  Section 4.2. Representations and Warranties of the Company. The Company represents and warrants to Stockholders and GM as follows:

                  (a) Corporate Power and Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all corporate power to carry on its business as now conducted. The Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. The execution and delivery of this Agreement by the Company will not:

                           (i) violate any provision of the Company's certificate of incorporation or bylaws;

                           (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any liens, pledges, security interests, preemptive rights, charges, restrictions, claims or other encumbrances of any kind or nature (collectively, "Encumbrances") upon any of the properties or assets of the Company or its Affiliates under any of the terms, conditions or provisions of any note, bond,



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         mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party;

                           (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or

                           (iv) require any consent or approval of, or registration or filing by the Company or any of its Affiliates with, any third party or governmental authority.

                  Section 4.3. Representations and Warranties of GM. GM represents and warrants to the Company and Stockholders as follows:

                  (a) Corporate Power and Authority. GM is a corporation validly existing and in good standing under the laws of the State of Delaware, with all corporate power to carry on its business as now conducted. GM has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by GM has been duly authorized by all necessary corporate action on the part of GM. This Agreement has been duly executed and delivered by GM, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of GM, enforceable against GM in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. The execution and delivery of this Agreement by GM will not:

                           (i) violate any provision of GM's certificate of incorporation or bylaws;

                           (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrances upon any of the properties or assets of GM or its Affiliates under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which GM is a party;

                           (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GM; or

                           (iv) require any consent or approval of, or registration or filing by GM or any of its Affiliates with, any third party or governmental authority.



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

                                   ARTICLE 5

                             [Intentionally Omitted]

                                   ARTICLE 6

                           EFFECTIVENESS AND SURVIVAL

                  Section 6.1. Effectiveness. This Agreement shall become effective as of the date hereof.

                  Section 6.2. Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in
Article 4 of this Agreement shall not survive the Merger Effective Time; provided that the each Stockholder's representations and warranties in Section 4.1(c) hereof shall survive indefinitely.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  Section 7.1. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  Section 7.2. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  Section 7.3. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  Section 7.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



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(a) if to the Company:

                           Hughes Electronics Corporation
                           200 North Sepulveda Boulevard
                           P.O. Box 956
                           El Segundo, CA 90245
                           Attention: General Counsel
                           Telecopy No.: (310) 456-1089

with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Frederick S. Green and
                                       Michael E. Lubowitz
                           Telecopy No.: (212) 310-8007

(b) if to any Stockholder:

                           Charles W. Ergen
                           c/o EchoStar Communications Corporation
                           5701 South Sata Fe Drive
                           Littleton, Colorado 80120
                           Attention: Charles W. Ergen
                           Telecopy No.: (303) 723-1699

with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY 10004
                           Attention: Francis J. Aquila and
                                      John J. O'Brien
                           Telecopy No.: (212) 558-3588

(d) if to GM:
                           General Motors Corporation
                           300 Renaissance Center
                           Detroit, MI 48265-3000
                           Attention: Warren G. Andersen
                           Telecopy No.: (313) 665-4978


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with a copy to:
                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Attention: R. Scott Falk and Joseph P. Gromacki Telecopy No.: (312) 861-2200
and with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention: Robert L. Messineo
                           Telecopy No.: (212) 310-8007

                  Section 7.5. Interpretation; Absence of Presumption.

                  (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the use of the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions and (vi) all references to the word "shares" shall be deemed also to refer to fractions of shares, as the context requires.

                  (b) The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  Section 7.6. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                  Section 7.7. Entire Agreement; Severability.

                  (a) This Agreement (including the documents and the instruments referred to herein) contains the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions,


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writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (b) If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  Section 7.8. No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                  Section 7.10. Jurisdiction. Any suit, action or proceeding seeking to enforce an provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 7.4 hereof, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  Section 7.11. Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity,


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and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

                  Section 7.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs and assigns.

                            [signature page follows]










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


                  IN WITNESS WHEREOF, each of the undersigned, intended to be legally bound, has caused this Agreement to be duly executed and delivered on the date first above written.

                                             STOCKHOLDERS


                                             By: /s/ Charles W. Ergen
                                                --------------------------------
                                                Charles W. Ergen


                                             THE SAMBURU WARRIOR REVOCABLE TRUST


                                             By: /s/ Charles W. Ergen
                                                --------------------------------
                                                Charles W. Ergen, as trustee





                                             HUGHES ELECTRONICS CORPORATION

                                             By: /s/ Larry D. Hunter
                                                --------------------------------
                                                Name:
                                                Title:

                                             GENERAL MOTORS CORPORATION


                                             By: /s/ Warren G. Andersen
                                                --------------------------------
                                                Name: Warren G. Andersen
                                                Title: Assistant General Counsel








                             [STOCKHOLDER AGREEMENT]



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